UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2015

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 Harvard Mill Square, Suite 210

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 246-3343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Edgewater Technology-Branchbird, Inc. (“Edgewater Technology-Branchbird”), a wholly owned subsidiary of Edgewater Technology, Inc. (“Edgewater” or the “Company”), entered into an Asset Purchase Agreement, dated as of August 17, 2015 (the “Purchase Agreement”), by and among Edgewater Technology-Branchbird, Branchbird, LLC, an Illinois corporation (“Branchbird”), and Andrew Oh, Patrick Rafferty and Daniel Brock. The Purchase Agreement provides for the acquisition of substantially all of the assets of Branchbird and the assumption of certain liabilities (the “Acquisition”). The Acquisition was consummated on August 17, 2015.

The Company paid Branchbird upfront cash consideration of approximately $2.8 million, subject to a dollar-for-dollar adjustment based upon the amount by which cash (including cash equivalents) at closing is greater or less than the average cash balance for the 30 days prior to closing. Approximately $300,000 of the cash consideration at closing will be held in escrow for up to 18 months as security for Branchbird’s indemnity obligations under the Purchase Agreement.

In addition, Edgewater Technology-Branchbird and Branchbird entered into an Earnout Agreement, dated as of August 17, 2015 (the “Earnout Agreement”), pursuant to which Branchbird may receive additional contingent earnout consideration based upon the achievement of certain performance measures over a two-year period (the “Earnout Period”). The maximum amount of contingent earnout consideration that may be earned during the Earnout Period is capped at approximately $2.4 million. Edgewater has guaranteed the payment of any earnout consideration earned by Branchbird.

The Acquisition will be accounted for as an asset purchase. The approximately $2.8 million in upfront cash consideration was funded from Edgewater’s working capital. The terms of the Acquisition were determined on the basis of arm’s-length negotiations.

Headquartered in Chicago, Illinois, Branchbird is an Oracle Gold Partner and Cloudera Partner specializing in Big Data and Data Discovery technologies and solutions. Branchbird is known as being one of the first organizations to develop strong project credentials in the Oracle Big Data space. Branchbird’s deep expertise in Oracle’s Big Data technologies has enabled them to provide complex Big Data solutions to numerous enterprise customers.

On August 18, 2015, the Company issued a press release regarding the matters described in this Current Report on Form 8-K. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The foregoing descriptions of the Purchase Agreement and the Earnout Agreement do not purport to be complete and are qualified in their entirety by reference to the complete texts of the Purchase Agreement and Earnout Agreement, which are filed as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The Purchase Agreement contains customary representations, warranties, covenants and other terms, provisions and conditions that the parties to such agreement made to each other as of specific dates. The assertions embodied in those terms, provisions and conditions were made solely for purposes of the Purchase Agreement, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Purchase Agreement. Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information at the time they were made or otherwise.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information set forth in Item 1.01 of this Current Report on Form 8-K, including Exhibits 2.1, 2.2 and 99.1 to this Current Report on Form 8-K, is incorporated herein by reference. The Company has determined that it is not required to file historical financial statements of Branchbird or pro forma financial information relating to the Acquisition.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired.

No financial statements relating to the acquisition of Branchbird are required pursuant to Rule 3-05 of Regulation S-X.

(b) Pro forma financial information.

No pro forma financial information relating to the acquisition of Branchbird is required pursuant to Article 11 of Regulation S-X.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Asset Purchase Agreement dated as of August 17, 2015, by and among Edgewater Technology-Branchbird, Inc., Branchbird, LLC, and Andrew Oh, Patrick Rafferty and Dan Brock*

2.2	Earnout Agreement dated as of August 17, 2015, by and among Edgewater Technology-Branchbird, Inc. and Branchbird, LLC.

99.1	Edgewater Technology, Inc. Press Release dated August 18, 2015

*	All Exhibits and Schedules have been omitted from the filed copy of this agreement. The registrant will furnish, supplementally, a copy of such Exhibits and Schedules to the Securities and Exchange Commission upon request.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2015

EDGEWATER TECHNOLOGY, INC.

By:	/s/ Timothy R. Oakes
Name:	Timothy R. Oakes
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit Index

Exhibit Number	Description of Exhibit

2.1	Asset Purchase Agreement dated as of August 17, 2015, by and among Edgewater Technology-Branchbird, Inc., Branchbird, LLC, and Andrew Oh, Patrick Rafferty and Dan Brock*

2.2	Earnout Agreement dated as of August 17, 2015, by and among Edgewater Technology-Branchbird, Inc. and Branchbird, LLC.

99.1	Edgewater Technology, Inc. Press Release dated August 18, 2015

*	All Exhibits and Schedules have been omitted from the filed copy of this agreement. The registrant will furnish, supplementally, a copy of such Exhibits and Schedules to the Securities and Exchange Commission upon request.